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EXHIBIT 5.1

                        (Rutan & Tucker, LLP Letterhead)



                                  May 31, 2002

Telenetics Corporation
25111 Arctic Ocean
Lake Forest, California  90630

         Re:    Registration Statement on Form SB-2 (Registration No. 333-86662)

Ladies and Gentlemen:

         We have acted as counsel to Telenetics Corporation, a California corporation (the "Company"), in connection with pre-effective amendment no. 1 to the above-referenced registration statement on Form SB-2, to which amendment this opinion is an exhibit (the "Registration Statement"). The Registration Statement contains a prospectus that covers the resale by the persons and entities named in the Registration Statement (the "Selling Security Holders") of an aggregate of 25,522,534 shares of the Company's common stock, no par value per share ("Shares"), that are not presently covered by any other registration statement. The Shares include an aggregate of 385,429 shares of common stock that are issued and outstanding ("Issued Shares") and an aggregate of 25,137,105 shares of common stock that are or may become issuable upon exercise of options or warrants and upon conversion of convertible promissory notes (collectively, "Underlying Shares") as described in the Registration Statement.

         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. We have also assumed that all of the Shares are and will be evidenced by appropriate certificates that have been properly executed and delivered.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. The Issued Shares have been duly authorized and reserved and are validly issued, fully paid and non-assessable.

         2. The Underlying Shares have been duly authorized and reserved and, when issued upon exercise of each of the options or warrants or upon conversion of each of the convertible promissory notes in accordance with their respective terms, including payment of the applicable exercise or conversion price, will be validly issued, fully paid and non-assessable.


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Telenetics Corporation
May 31, 2002
Page 2

         You have informed us that the Selling Security Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the General Corporation Law of the State of California ("CGCL"), including the statutory provisions of the CGCL, all applicable provisions of the Constitution of the State of California and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

          We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                         Very truly yours,

                                         /S/ RUTAN & TUCKER, LLP